POWER OF ATTORNEY

The undersigned hereby constitutes and appoints each of Beth E. Burk, Bret Kravitz and Kathryn A. Lloyd, signing singly, the undersigned’s true and lawful attorney-in-fact to:

(1)

 prepare, execute, deliver and file for and on behalf of the undersigned, the Uniform Application for Access codes to file on EDGAR (“Form ID”) with the Securities and Exchange Commission (“SEC”) and receive for and on behalf of the undersigned any notice given to the undersigned in connection with the Form ID;

(2)

prepare, execute,  acknowledge, deliver and file for and on behalf of the undersigned any and all filings required by Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder, with respect to the securities of Green Thumb Industries, Inc., including but not limited to Forms 3, 4 and 5; and

(3)

take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The Powers granted above may be exercised by each such attorney-in-fact acting alone.  The undersigned acknowledges that by executing this Power of Attorney, he or she is not relieved of his or her responsibilities to comply with Section 16 of the Exchange Act.

This Power of Attorney shall be effective on the date set forth below and shall continue in full force and effect until the date on which the undersigned shall cease to be subject to Section 16 of the Exchanged act and the rules and regulations thereunder or until such earlier date on which written notification executed by the undersigned is filed with the SEC expressly revoking this Power of Attorney.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 4th day of February, 2020.

/s/ Glen Senk Glen Senk